Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated February 28, 1997 on the financial statements of Kranzco Realty Trust and our report dated July 2, 1998 on the financial statements of the Southeast Acquisition Properties into the Company's previously filed Registration Statements on Form S-3 (File Nos. 33-75554 and 33-72076), on Form S-8 (File Nos. 33-56990
and 33-94294) and on Form S-4 (File No. 333-52743).


                                        /S/ ARTHUR ANDERSEN LLP

Philadelphia, Pa.
October 9, 1998